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                                                                 EXHIBIT 10.38.3

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of April 23, 1999, by and between InnerDyne, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower in indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated June 19, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Committed Line in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00) (the "Revolving Facility") and an Equipment Committed Line in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Equipment Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and by a Collateral Assignment, Patent Mortgage and Security Agreement, dated February 23, 1995, as amended.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1. The following defined terms are hereby amended and/or incorporated into Section 1.1 entitled "Definitions" to read as follows:

               "Equipment Advance #3" means a cash advance or cash advances under the Equipment Facility #3.

               "Equipment Availability End Date #3" means April 23, 2000.

               "Committed Equipment Line #3" means Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

               "Equipment Facility #3" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1.4.

               "Equipment Facility #3 Maturity Date" means April 23, 2003.

               "Revolving Maturity Date" means April 22, 2000.

          2.   The following Section is hereby incorporated to read as follows:

               2.1.4     Equipment Facility #3.

                         (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through April 23, 2000 (the "Equipment Availability End Date #3"), Bank agrees to make advances (each an "Equipment Advance #3" and collectively, the "Equipment Advances #3") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line #3. To evidence the

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               Equipment Advance #3 or  Equipment Advances #3, Borrower shall deliver to Bank, at the time of each Equipment Advance #3 request, an invoice for the equipment to be purchased. The Equipment Advances #3 shall be used only to purchase or refinance Equipment purchased on or after ninety (90) days prior to the date of the subject Equipment Advance #3 and shall not exceed one hundred percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

                    (b) Interest shall accrue from the date of each Equipment Advance #3 at the rate specified in Section 2.3(a) and shall be payable monthly on the 23rd of each month through the month in which the Equipment Availability End Date #3 falls. Any Equipment Advances #3 that are outstanding on the Equipment Availability End Date #3 will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the 23rd of each month following the Equipment Availability End Date #3 and ending on the Equipment Facility #3 Maturity Date. Equipment Advances #3, once repaid, may not be reborrowed.

                    (c) When Borrower desires to obtain an Equipment Advance #3, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance #3 is to be made. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed.

          3.   Effective as of the date of this Agreement, the first sentence of
               Section 2.3(a) entitled "Interest Rate" is hereby amended to read as follows:

                    Except as set forth in Section 2.3(b), any Revolving
               Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to one-quarter of one (0.25) percentage point above the Prime Rate.

          4. The following is hereby incorporated into 2.3(a) entitled "Interest Rate" to read as follows:

                    Except as set forth in Section 2.3(b), and subject to the
               following sentence, all outstanding Equipment Advances #3 shall bear interest at a floating rate equal to one-quarter of one (0.25) percentage point above the Prime Rate. Except as set forth in Section 2.3(b) Borrower shall have a one-time option on the Equipment Availability End Date #3, exercisable by written notice to Bank, to elect that all outstanding Equipment Advances #3 shall bear interest at a rate equal to three (3.00) percentage points above the thirty-six (36) month Treasury Note Yield to maturity for three (3) year treasury bills, as such rate is quoted by Bank. Such fixed rate option, once elected, shall continue for the term of the Equipment Facility #3. If
               Borrower elects the fixed rate option, any amounts prepaid by Borrower shall be accompanied by a Prepayment Fee on the date of prepayment.

          5. Section 6.13 entitled "Profitability" is hereby amended, in its entirety to read as follows:

               Borrower shall have a minimum net profit of $1.00 for each fiscal quarter.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


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5.   PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of
Eight Thousand Seven Hundred Fifty and 00/100 Dollars ($8,750.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.



BORROWER:                                BANK:
INNERDYNE, INC.                          SILICON VALLEY BANK



By: /s/ ROBERT A. STERN                  By: /s/ CLIFF WHITE
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Name: Robert A. Stern                    Name: Cliff White
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Title: VP/Chief Financial Officer        Title: SVP
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